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                                                                    EXHIBIT 21.1


                        ASSOCIATED MATERIALS INCORPORATED
                          SUBSIDIARY OF THE REGISTRANT


       Name of Subsidiary                          State of Jurisdiction
       ------------------                          ---------------------

     AMI Management Company                              Delaware